UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2014

Bay Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

2329 West Joppa Road, Suite 325, Lutherville, MD		21093
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (410) 494-2580

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Compensatory Arrangements.

Stock Option Grants

On July 29, 2014, the Board of Directors of Bay Bancorp, Inc. (the “Company”), at the recommendation of its Compensation Committee (the “Committee”), granted 212,000 shares of the Company’s common stock to certain directors and officers (the “Stock Awards”) and options to purchase 77,000 shares of its common stock to certain officers and a consultant (the “Options”).  The Stock Awards were granted under the Carrollton Bancorp 2007 Equity Plan, the material terms of which were summarized in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2007, and the Options were granted under the Jefferson Bancorp, Inc. 2010 Stock Option Plan (the “Plan”).  The Plan was assumed by the Company as part of and in connection with its April 19, 2013 merger (the “Merger”) with Jefferson Bancorp, Inc. (“Jefferson”), the terms of which were approved by the Company’s stockholders on August 23, 2012.  Copies of the Plan and the form of Stock Option Agreement were included as exhibits to the Company’s Current Report on Form 8-K that was filed with the SEC on April 25, 2013.  The Plan was adopted by Jefferson’s Board of Directors on September 22, 2010 and approved by its stockholders on April 27, 2011.

The officers who received Options include H. King Corbett, who is one of the Company’s “named executive officers” (as defined in Item 402 of the SEC’s Regulation S-K) and serves as the Chief Lending Officer of its bank subsidiary, Bay Bank, F.S.B. (the “Bank”).  Mr. Corbett’s Option entitles him to purchase 20,000 shares of the Company’s common stock at an exercise price of $4.75 per share, which was the closing sales price of a share of common stock on July 29, 2014, as reported on The NASDAQ Capital Market.  The Option is fully-vested and is not intended to constitute an incentive stock option (an “ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.  Subject to earlier termination as provided in the Plan, Mr. Corbett’s Option will expire on July 29, 2024.  In the event Mr. Corbett’s employment is terminated due to death, Disability (as defined in the Plan) or Retirement (as defined in the Plan), he will have up to 12 months following such termination to exercise the unexercised portion of his Option (subject to the earlier expiration of the Option’s term).  If Mr. Corbett’s employment is terminated for Cause (as defined in the Plan), then the unexercised portion of his Option will immediately lapse and be forfeited.  In the event of a termination for any other reason, Mr. Corbett will have up to 12 months after the date of termination to exercise the unexercised portion of the Option (subject to the earlier expiration of the Option’s term).

The material terms of the Plan are summarized below.  It should be noted that the following discussion is intended only as a summary of the Plan’s material terms and is qualified in its entirety by the text of the Plan.

Administration

The Plan is administered by the Company’s Board of Directors and/or the Committee (in either case, the “Administrator”).  Subject to the terms of the Plan, the Administrator has the power and authority to (i) determine the employees, non-employee directors and consultants of the Company and its subsidiaries to whom options may be granted, (ii) determine the time or times of grants and the extent to which an option shall be an ISO or an option that is not intended to constitute an ISO, or a nonqualified stock option (an “NQO”), (iii) determine the number of shares subject to each option, (iv) determine all other terms of an option, such as vesting requirements and conditions of exercise, (v) modify the terms and conditions of any outstanding option, (vi) accelerate the exercisability or vesting of an outstanding option, (vii) adopt, alter and repeal rules, guidelines and practices for the administration of the Plan, and (viii) take any other action it deems necessary for the administration of the Plan.

Eligibility

Stock options may be granted to all full-time and part-time employees, directors, independent contractors and other consultants of the Company and its subsidiaries who are selected by the Administrator, in its sole discretion.

Shares Subject to the Plan

The Plan originally reserved 260,000 shares of Jefferson’s common stock for issuance upon the exercise of stock options granted under the Plan.  At the effective time of the Merger, options covering 8,000 shares of Jefferson’s common stock had been exercised and options to purchase 208,000 shares of Jefferson’s common stock were outstanding.  Each option that was outstanding at the effective time of the Merger was assumed by the Company and, pursuant to the adjustment provisions of the Plan, was converted into an option to purchase that number of shares of the Company’s common stock equal to the product of the shares of Jefferson common stock subject to the option and 2.2217, which was the exchange ratio in the Merger, rounded down to the nearest whole share.  Also pursuant to the adjustment provisions of the Plan, the total number of shares authorized under the Plan, less the shares that had been issued upon the exercise of options prior to the Merger, was adjusted to reflect the change in the common stock subject to the Plan, from that of Jefferson to that of Company, and to reflect the exchange ratio in the Merger.  As a result, the adjusted Plan authorized a total of 559,868 shares of the Company’s common stock, with 462,110 shares subject to outstanding assumed options and 97,758 shares remaining for future grant.  The Options are the only stock options that have been granted since the Merger.

The Plan originally limited the total number of shares subject to stock options that could be granted to any one participant during any one calendar year to 20,000 shares of Jefferson’s common stock.  Pursuant to the adjustment provision of the Plan, the post-Merger limit is now 44,434 shares of the Company’s common stock.

Types, Terms and Conditions of Stock Options

A stock option allows the participant to buy a certain number of shares of the Company’s common stock at the exercise price per share set by the Administrator.  The Plan contemplates the grant of both ISOs and NQOs.  All persons who are eligible to participate in the Plan may receive an award of an NQO.  Only employees of the Company and its subsidiaries (including directors who are employees) may receive an award of an ISO.  Each stock option granted under the Plan will be evidenced by a Stock Option Agreement between the Company and the participant.

The Administrator fixes the exercise price per share for options on the date of grant, provided that the exercise price of any option granted under the Plan can never be less than the fair market value of a share of common stock on the date of grant and provided further that if a participant who will be granted an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding voting securities of the Company, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs (under all of the Company’s equity compensation plans) become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQOs.

The Administrator determines the term of each option (i.e., the period after grant during which a participant may exercise the option), provided that no option may have a term greater than 10 years from the date of grant and provided further that if the recipient of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the term of that person’s ISO may not exceed five years from the date of grant. The vesting period, if any, for an option commences on the date of grant and ends on a date that is determined by the Administrator, in its sole discretion, which will be specified in the Stock Option Agreement.

Options may be exercised in such manner and at such times as the Administrator determines, provided that options may be exercised only while the participant is employed by or providing services to the Company or within a specified period of time after termination of such employment or service.  When exercisable, a participant may exercise an option by delivering notice of exercise to the Company or its designated agent.  The exercise price and any withholding taxes for an option may be paid (i) in cash or by a cashier’s check, (ii) if permitted by the Administrator, by surrendering shares already owned by the participant, (iii) through a cashless exercise that complies with law and is effected through a registered broker-dealer, or (iv) any combination of the foregoing.

If a participant’s employment or service with the Company terminates due to the participant’s Disability, death or Retirement, then any option held by the participant may be exercised by the participant (or his or her legal representative) at any time within the shorter of the option term or 12 months after the date of such termination, but only to the extent that the option was exercisable at the time of such termination, provided, however, that, in the case of Retirement, the unexercised portion of an ISO must be exercised within three months of Retirement.  If a participant’s employment or service with the Company is terminated by the Company for Cause, then any option held by that participant, whether vested or unvested, will immediately lapse and be forfeited as of the date of termination.  If a participant’s employment or service is terminated due to any other reason, then any option held by the participant may be exercised at any time within the shorter of the option term or 12 months after termination (subject to the Administrator’s power, in the case of NQOs, to extend this exercise period by as much as 60 months after termination, but subject to the option term).  In all cases, any option (or portion thereof) that is not exercisable at the time of a participant’s termination of employment or service or which is exercisable but is not exercised within the time periods described above will terminate.

Transferability

An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the participant to whom the option was granted, may be exercised only by the participant or the participant’s legal representative.  Notwithstanding the foregoing, an NQO may be transferred to a trust established for estate planning purposes and for the sole benefit of the participant and/or certain of the participant’s family members.

Amendment and Termination of the Plan and Options

Unless sooner terminated by the Company’s Board of Directors, the Plan will terminate on September 22, 2020.  The Company’s Board may amend, terminate or suspend the Plan at any time and the Administrator may amend or cancel outstanding options (or provide substitute awards) at any time, subject in each case to the requirements of applicable law and the rules of any securities or other exchange on which the Company’s common stock is then listed or quoted.  No amendment may adversely affect any outstanding option granted under the Plan without the consent of the affected participant.

Adjustments for Changes in Capitalization and Other Corporate Changes

The Plan provides for adjustments in the number and type of shares that remain available under the Plan and of shares that are subject to outstanding options in the event of any change in the number or kind of shares of common stock outstanding by reason of any change in the Company’s capitalization, such as pursuant to a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, or by reason of any, merger, reorganization or consolidation.  In the case of a merger, reorganization or consolidation in which the Company will not be the surviving corporation or in which the Company will survive but will experience a change in control, or in the case where the Company sells all or substantially all of its assets to another entity, the Plan provides for the automatic acceleration of the exercisability of outstanding options and, unless the Administrator provides otherwise, for the assumption or replacement by the surviving corporation of any option that is not exercised prior to the effective time of the transaction.

U.S. Federal Income Tax Consequences

The federal income tax consequences arising with respect to stock options granted under the Plan will depend on whether the option constitutes an ISO or an NQO.  The following discussion provides only a general description of the application of federal income tax laws to stock options under the Plan, based on current federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

Incentive Stock Options

A participant will not recognize income upon the grant or exercise of an option that qualifies as an ISO under the Plan.  However, the difference between the fair market value of the shares of common stock on the date of exercise and the exercise price is an item of tax preference which may cause the participant to be subject to the alternative minimum tax in the year in which the ISO is exercised.

If a participant exercises an ISO and does not dispose of the underlying shares within (i) two years from the date of grant of the ISO and (ii) one year from the date of exercise, then the participant will generally recognize capital gain or loss on a subsequent sale of the stock equal to the difference between the sales price and the exercise price.  If a participant disposes of shares of common stock acquired upon exercise of an ISO before the expiration of either the two-year holding period or the one-year holding period described in the preceding sentence (referred to as a disqualifying disposition), then the participant will generally realize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess of the fair market value of the shares on the date of disposition over the exercise price.  The remaining gain, if any, will be taxed to the participant as long- or short-term capital gain depending on the holding period for such shares.  The Company will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an ISO.  Upon any disqualifying disposition by a participant, the Company will generally be allowed a deduction to the extent the participant realizes ordinary income.

Nonqualified Stock Options

A participant who is granted an option under the Plan which does not qualify as an ISO will be treated as having been granted an NQO.  Generally, the grant of an NQO does not result in a participant recognizing income.  Upon the exercise of an NQO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price of the NQO.  The Company will generally be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in income by the participant, provided the Company satisfies its information reporting obligations with respect to such income.

On a subsequent sale of the shares of the common stock acquired upon exercise of an NQO, the participant will recognize capital gain or loss equal to the difference between the amount realized from the sale of stock and the participant’s adjusted basis in those shares, which will generally be the sum of the amount paid and the amount of income previously recognized by the participant in connection with the exercise of the NQO.  Such capital gain will be long- or short-term depending upon the holding period for such shares.

Executive Chairman Compensation Arrangement

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 28, 2014, the Company’s Board of Directors created the Executive Chairman position on February 26, 2014 and appointed Joseph J. Thomas to serve in that position.  On July 29, 2014, the Board, at the recommendation of the Committee, adopted a compensation arrangement for the Executive Chairman position and entered into a letter agreement with Mr. Thomas with respect to that arrangement (the “Letter Agreement”).  A copy of the Letter Agreement is filed as Exhibit 10.3 to this report and is incorporated herein by reference.

Pursuant to the Letter Agreement, Mr. Thomas will be entitled to receive (i) an annual retainer in the amount of $250,000 (the “Retainer”) to be paid semi-monthly, (ii) an annual cash bonus award opportunity valued at 25% to 50% of the Retainer, the payment and actual amount of which will depend on the satisfaction of certain Company-wide and individual performance goals to be set by the Board of Directors, (iii) an annual opportunity to receive an award of restricted stock or stock options valued at 20% to 40% of the Retainer, the payment and actual amount of which will depend on the satisfaction of certain Company-wide and individual performance goals to be set by the Board of Directors, and (iv) reimbursement of reasonable out-of-pocket expenses for travel completed on behalf of the Company.  Mr. Thomas will not be entitled to receive any other compensation for serving as a director of the Company or the Bank.

The foregoing discussion is only a summary of the material terms of the Letter Agreement and is qualified in its entirety by the text of the Letter Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

The exhibits furnished with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANCORP, INC.

Dated: August 4, 2014	By: /s/ Kevin B. Cashen
Kevin B. Cashen
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Jefferson Bancorp, Inc. 2010 Stock Option Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on April 25, 2013)

10.2	Form of Jefferson Bancorp, Inc. Stock Option Agreement (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on April 25, 2013)

10.3	Letter Agreement, dated as of July 29, 2014, between Bay Bancorp, Inc. and JosephJ. Thomas (filed herewith)